UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 19, 2010 (August 16, 2010)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 16, 2010, Rite Aid Corporation (“Rite Aid”) completed its previously announced offering (the “Offering”) of $650.0 million aggregate principal amount of its 8.00% senior secured notes due 2020 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes are unsecured, unsubordinated obligations of Rite Aid and are guaranteed by the same subsidiaries (the “Subsidiary Guarantors”) that guarantee Rite Aid’s obligations under its senior secured credit facility (including the New Revolver (as defined below)) and Rite Aid’s outstanding 9.75% senior secured notes due 2016, 10.375% senior secured notes due 2016, 7.5% senior secured notes due 2017, 10.25% senior secured notes due 2019, 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017.  The guarantees of the Notes are secured on a senior lien basis, pari passu with the secured guarantees of Rite Aid’s senior secured credit facility and 9.75% senior secured notes due 2016.  Rite Aid used the net proceeds of the Offering, together with cash on hand, to repay and retire approximately $648.0 million aggregate principal amount of outstanding borrowings under the Tranche 4 Term Loan under its senior secured credit facility, plus a prepayment premium of 3.0% and accrued and unpaid interest to, but not including, the date of repayment.

On August 19, 2010, Rite Aid also completed the previously announced refinancing of its revolving credit facility and entry into certain amendments to its senior secured credit facility.  Pursuant to the refinancing, Rite Aid replaced its $1.175 billion existing revolving credit facility due 2012 with a new $1.175 billion revolving credit facility due 2015 (the “New Revolver”).  The New Revolver extends the maturity date of Rite Aid’s revolving credit facility from September 2012 to August 19, 2015 (the “Extended Revolving Maturity Date”); provided that such maturity date shall instead be April 18, 2014 in the event that on or prior to April 18, 2014 Rite Aid does not repay, refinance or otherwise extend the maturity of its existing term loans to a date that is at least 90 days after the Extended Revolver Maturity Date and, in the case of a repayment or refinancing, immediately after giving effect to such repayment or refinancing, Rite Aid must have at least $500.0 million of availability under the New Revolver.

The New Revolver will initially bear interest at LIBOR plus 3.50%, if Rite Aid chooses to make LIBOR borrowings, or at Citibank’s base rate plus 2.50%. After November 27, 2010, the interest rate will fluctuate between LIBOR plus 3.25% and LIBOR plus 3.75% (or between Citibank’s base rate plus 2.25% and LIBOR plus 2.75%), based upon the amount of revolver availability under the New Revolver. Rite Aid will be required to pay fees between 0.50% and 0.75% per annum on the daily unused amount of the New Revolver, depending on the amount of revolver availability. The New Revolver also eliminates the minimum LIBOR floor of 300 basis points to which Rite Aid’s revolving credit facility was previously subject.

On August 19, 2010, Rite Aid also entered into amendments to make certain other changes to its senior secured credit facility, including a revision to the fixed charge coverage ratio test and to permit the mandatory repurchase of its outstanding 8.5% convertible notes due 2015 (the “8.5% Convertible Notes”).  Pursuant to these amendments, the applicable fixed charge coverage ratio test will be reduced to 0.95:1.00 for the second and third quarters of fiscal year 2011, will increase to 1.00:1.00 for the following four quarters and will increase to 1.05:1.00 thereafter.  These amendments also give Rite Aid the ability to consummate a mandatory repurchase of the 8.5% Convertible Notes so long as, before and after such transaction, no default or event of default shall have occurred and be continuing under Rite Aid’s senior secured credit facility and Rite Aid has more than $100.0 million of availability under the New Revolver.

Copies of the amendments implementing the New Revolver and the other changes to Rite Aid’s senior secured credit facility are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

See the disclosure in Item 2.03 below for disclosure regarding the Indenture (as defined below).  Such disclosure is incorporated by reference into this Item 1.01.

Registration Rights Agreement

On August 16, 2010 (the “Closing Date”), Rite Aid entered into a registration rights agreement relating to the Notes, among Rite Aid, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as the initial purchasers (the “Initial Purchasers”) of the Notes (the “Registration Rights Agreement”).  The Registration Rights Agreement requires Rite Aid and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to the Notes within 150 days after the Closing Date to be used in connection with the exchange of the Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes); (ii) use their commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act within 210 days after the Closing Date; and (iii) use their commercially reasonable efforts to effect an exchange offer of the Notes and the related guarantees for registered notes and related guarantees within 270 days after the Closing Date.  In addition, under certain circumstances, Rite Aid and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

If: (i) Rite Aid and the Subsidiary Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; (ii) any of such registration statements are not declared effective by the Securities and Exchange Commission on or prior to the date specified for such effectiveness; (iii) Rite Aid and the Subsidiary Guarantors fail to consummate the exchange offer within 270 days after the Closing Date; (iv) a shelf registration statement, if required, has not been filed on or prior to the 30th day after Rite Aid’s obligation to file a shelf registration statement arises; (v) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions) (each such event referred to in clauses (i) through (v) above, a “Registration Default”), then Rite Aid will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.50% per annum on the principal amount of the Notes that are subject to transfer restrictions.

           Following the cure of the Registration Default, the accrual of additional interest will cease.  A Registration Default referred to in (v) above will be deemed not to have occurred and be continuing in relation to a shelf registration statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such shelf registration statement and for such time as is reasonably necessary to incorporate Rite Aid’s annual audited financial information, quarterly financial information or other required information where such post-effective amendment is not yet effective and needs to be declared effective to permit holders of the Notes to use the related prospectus and Rite Aid is using its commercially reasonable efforts to have such post-effective amendment declared effective.

A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes set forth in Item 1.01 above is incorporated herein by reference.

The Notes were issued pursuant to an indenture, dated as of August 16, 2010, among Rite Aid, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Subsidiary Guarantors (the “Indenture”).  At any time and from time to time, prior to August 15, 2013, Rite Aid may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 108% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 75 days of the completion of such equity offering upon not less than 30 nor more than 60 prior days notice.  Prior to August 15, 2015, Rite Aid may redeem some or all of the Notes by paying a “make-whole” premium based on U.S. Treasury rates.  On or after August 15 of the relevant year listed below, Rite Aid may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2015 at a redemption price of 104.000%; 2016 at a redemption price of 102.667%; 2017 at a redemption price of 101.333% and 2018 and thereafter at a redemption price of 100.000%.

Each of the following constitutes an event of default under the Indenture: (1) failure to make the payment of any interest on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its stated maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise; (3) failure to comply with the covenant described under “—Merger, Consolidation and Sale of Property” in the Indenture; (4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to Rite Aid; (5) a default under any debt of Rite Aid or any restricted subsidiary that results in acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time; (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against Rite Aid or any restricted subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;  (7) certain events involving bankruptcy, insolvency or reorganization of  Rite Aid or any significant subsidiary; (8) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (subject to certain exceptions) and such default continues for 20 days after notice to Rite Aid, or any subsidiary guarantor that is a significant subsidiary denies or disaffirms its obligations under the Notes and (9) the material impairment of the security interests under certain of Rite Aid’s agreements governing its senior lien indebtedness for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of such agreements and the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or Rite Aid or any of its subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.  A default under clauses (4), (8) or (9) is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify Rite Aid of the default and Rite Aid does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Rite Aid is not required to make mandatory sinking fund payments with respect to the Notes.

Upon a change of control, as defined in the Indenture, Rite Aid is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The covenants in the Indenture limit the ability of Rite Aid and certain of its subsidiaries to, among other things: (1) incur additional debt; (2) pay dividends or make other restricted payments; (3) purchase, redeem or retire capital stock or subordinated debt; (4) make asset sales; (5) enter into transactions with affiliates; (6) incur liens; (7) enter into sale leaseback transactions; (8) provide subsidiary guarantees; (9) make investments; and (10) merge or consolidate with any other person.

A copy of the Indenture is filed hereto as Exhibit 4.1 and is incorporated by reference herein.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits.

4.1	Indenture, dated as of August 16, 2010, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 8.00% senior secured notes due 2020 (included in Exhibit 4.1).
10.1
Refinancing Amendment No. 3, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2
Amendment No. 1, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent.

10.3
Registration Rights Agreement relating to the 8.00% senior secured notes due 2020, dated August 16, 2010, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC as the Initial Purchasers of the Notes.

99.1	Press Release, dated August 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 19, 2010	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of August 16, 2010, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 8.00% senior secured notes due 2020 (included in Exhibit 4.1).
10.1
Refinancing Amendment No. 3, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2
Amendment No. 1, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent.

10.3
Registration Rights Agreement relating to the 8.00% senior secured notes due 2020, dated August 16, 2010, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC as the Initial Purchasers of the Notes.

99.1	Press Release, dated August 19, 2010.